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                                                                  EXHIBIT 3.1(b)


                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                            HESKA MERGER CORPORATION


       HESKA MERGER CORPORATION, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

              FIRST:  The name of this corporation is Heska Merger Corporation.

              SECOND: The original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on March 27, 1997 and the original name of the corporation was Heska Merger Corporation.

              THIRD: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:


                                   ARTICLE I

       The name of this corporation is HESKA MERGER CORPORATION.


                                   ARTICLE II

       The registered office of the corporation within the State of Delaware is located at 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.


                                  ARTICLE III

       The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.


                                   ARTICLE IV

       A. Authorized Stock. This corporation is authorized to issue two classes of shares, to be designated Common Stock and Preferred Stock, respectively. This corporation is authorized to issue forty million (40,000,000) shares of Common Stock, $.001 par value per share, and twenty-five million (25,000,000) shares of Preferred Stock, $.001 par value per share. The




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Preferred Stock may be issued in any number of series, as determined by the
Board of Directors. The Board of Directors may by resolution fix the designation and number of shares of any such series, and may determine, alter, or revoke the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series. The Board of Directors may thereafter in the same manner, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, increase or decrease the number of shares of any such series (but not below the number of shares of that series then outstanding).
In case the number of shares of any series shall be decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

       B.     Common Stock.

              1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

              2. Voting Rights. Except as otherwise required by law or this Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by such holder of record on the books of the corporation for the election of directors and on all matters submitted to a vote of stockholders of the corporation.

              3. Dividends. Subject to the preferential rights of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

              4. Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, holders of the corporation's Common Stock and Preferred Stock shall receive distributions according to the priorities set forth in Section C hereof.

       C. Preferred Stock. The designation of and the number of shares constituting the initial five series of, and the rights, preferences, privileges and restrictions relating to, the Preferred Stock are as follows:

              1. Designation of Series. There is hereby provided a series of Preferred Stock designated Series A Preferred Stock, $.001 par value per share (the "Series A Preferred Stock"), a series of Preferred Stock designated Series B Preferred Stock, $.001 par value per share (the "Series B Preferred Stock"), a series of Preferred Stock designated Series C Preferred Stock, $.001 par value per share (the "Series C Preferred Stock"), a series of Preferred Stock designated Series D Preferred Stock, $.001 par value per share (the "Series D Preferred Stock"), a series of





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       Preferred Stock designated Series E Preferred Stock, $.001 par value per share (the "Series E Preferred Stock") and a series of Preferred Stock designated Series F Preferred Stock, $.001 par value per share (the "Series F Preferred Stock").

              2. Number of Shares. The number of shares constituting the Series A Preferred Stock is fixed at three hundred thousand (300,000) shares. The number of shares constituting the Series B Preferred Stock is fixed at two hundred fifty thousand (250,000) shares. The number of shares constituting the Series C Preferred Stock is fixed at one million three hundred forty-six thousand four hundred (1,346,400) shares. The number of shares constituting the Series D Preferred Stock is fixed at eight hundred twenty-four thousand nine hundred ninety-two (824,992) shares. The number of shares constituting the Series E Preferred Stock is fixed at five million one hundred thousand (5,100,000) shares. The number of shares constituting the Series F Preferred Stock is fixed at three million (3,000,000) shares.

              3. Dividend Provisions. The holders of the Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available therefor, dividends at an annual rate of $.08 per share of Series A Preferred Stock (the "Series A Dividend Rate"), $.16 per share of Series B Preferred Stock (the "Series B Dividend Rate"), $.20 per share of Series C Preferred Stock (the "Series C Dividend Rate"), $.26 per share of Series D Preferred Stock (the "Series D Dividend Rate"), $.26 per share of Series E Preferred Stock (the "Series E Dividend Rate"), $.96 per share of Series F Preferred Stock (the "Series F Dividend Rate") payable in preference and priority to any payment of any dividend on Common Stock of the corporation. Such dividends shall not be cumulative and no right to such dividends shall accrue to holders of Preferred Stock unless declared by the Board of Directors.

       Each share of Preferred Stock shall rank on a parity with every other share of Preferred Stock, irrespective of series, with regard to dividends, and no dividends shall be declared or paid or set apart for payment on the shares of any series of Preferred Stock unless at the same time a dividend for the same percentage of the respective dividend rates shall also be declared or paid or set apart for payment, as the case may be, on the shares of Preferred Stock of each other series then outstanding.

       No dividends or other distributions shall be made with respect to the Common Stock in any fiscal year (other than dividends payable in Common Stock on shares of Common Stock) until a dividend in the amount of at least the respective Dividend Rates per share of each of the Series A, Series B, Series C, Series D, Series E and Series F Preferred has been declared and paid or set apart during that fiscal year. The holders of Preferred Stock shall participate with holders of Common Stock in the payment of dividends and other distributions in excess of the dividends to be first paid on Preferred Stock ratably on an as-if-converted to Common Stock basis.





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       For purposes of this Section 3, unless the context otherwise requires, distribution shall mean the transfer of cash or property without consideration, whether by way of dividend or otherwise, payable other than in Common Stock, or the purchase or redemption of shares of this corporation (other than repurchases of Common Stock held by employees or consultants of this corporation upon termination of their employment or services pursuant to agreements providing for such repurchase) for cash or property, including any such transfer, purchase or redemption by a subsidiary of this corporation.

       4.     Liquidation Preference.

              (a) In the event of any liquidation, dissolution or winding up of this corporation, whether voluntary or involuntary, holders of shares of each series of Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets of this corporation to the holders of the Common Stock by reason of their ownership thereof, an amount per share as may be fixed for such series (the "Preferential Amount"). The Preferential Amount shall be: (i) for each share of Series A Preferred Stock, $1.00 plus all declared and unpaid dividends to the date of liquidation, distribution or winding up ("Liquidation Date"); (ii) for each share of Series B Preferred Stock, $2.00 plus all declared and unpaid dividends to the Liquidation Date;
       (iii) for each share of Series C Preferred Stock, $2.50 plus all declared and unpaid dividends to the Liquidation Date; (iv) for each share of Series D Preferred Stock, $3.25 plus all declared and unpaid dividends to the Liquidation Date; (v) for each share of Series E Preferred Stock, $3.25 plus all declared and unpaid dividends to the Liquidation Date; and (vi) for each share of Series F Preferred Stock, $12.00 plus all declared and unpaid dividends to the Liquidation Date.

              (b)(i) If upon the occurrence of such event the assets thus distributed among the holders of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be insufficient to permit the payment to such holders of the full Preferential Amount, then the entire assets of this corporation legally available for distribution shall be distributed among the holders of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock in proportion to the respective Preferential Amounts fixed for each then outstanding series of Preferred Stock.

                     (ii) If assets remain in this corporation after the distributions provided for in subparagraph (a) have been fully made, the holders of Common Stock shall be entitled to receive, prior and in preference to any further distribution of any other of the surplus funds or assets of the corporation to holders of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock by reason of their ownership thereof, an amount equal to $1.20 per share (subject to adjustment for stock dividends, stock splits, stock combinations or the like).

                     (iii) After the distributions have been made as required by subparagraphs (a) and (b)(ii) of this Section, if assets remain in this corporation, the holders of Series A, Series B, Series C, Series D, Series E and Series F





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              Preferred Stock and Common Stock will share in all such remaining assets in the same proportion as the number of shares of Common Stock and Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock (or, if greater, that number of shares of Common Stock as would be outstanding assuming conversion of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock into Common Stock as provided in Section 5 hereof) then held by each of them bears to the total number of shares of Common Stock and Series A, Series B, Series C, Series
              D, Series E and Series F Preferred Stock (or, if greater, the total number of shares of Common Stock as would be outstanding assuming conversion of the Series A, Series B, Series C, Series
              D, Series E and Series F Preferred Stock into Common Stock) of the corporation then issued and outstanding.

              (c)(i) A consolidation or merger of this corporation with or into any other corporation or corporations, in which consolidation or merger the stockholders of the corporation receive distributions in cash or securities of another corporation or corporations as a result of such consolidation or merger (unless the stockholders of the corporation will hold at least fifty percent (50%) of the voting equity securities of the surviving corporation and in substantially the same pro rata portions as each held of the voting equity securities of the corporation immediately prior to the consolidation or merger) or a sale, conveyance or other disposition of all or substantially all of this corporation's property or business, shall be deemed to be a liquidation, dissolution or winding up within the meaning of this Section 4.

                     (ii) In any of such events, if the consideration received by this corporation is other than cash or indebtedness, its value will be deemed to be its fair market value. In the case of publicly traded securities, fair market value shall mean the closing market price for such securities on the date such consolidation, merger or sale is consummated. If the consideration is in a form other than publicly traded securities, its value shall be determined by the Board of Directors of this corporation.

              5. Conversion. Holders of outstanding shares of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall have conversion rights as follows (the "Conversion Rights"). As used herein, the "Original Issue Date" shall be for the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, respectively, the date the first share of such respective series was issued by this corporation.

              (a)    Right To Convert.

                     (i) Subject to subparagraph (c) of this Section 5, each share of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of this corporation or any transfer agent for





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              the Series A, Series B, Series C, Series D, Series E and Series F
              Preferred Stock, as the case may be, into such number of fully paid and nonassessable shares of Common Stock equal to the ratio (the "Conversion Price") determined by dividing the Initial Conversion Price for each respective series by the then effective Conversion Price. As used herein, the term "Initial Conversion Price" shall be: $1.00 per share for the Series A Preferred Stock; $2.00 per share for the Series B Preferred Stock; $2.50 per share for the Series C Preferred Stock; $3.25 per share for the Series D Preferred Stock; $3.25 per share for the Series E Preferred Stock; and $12.00 per share for the Series F Preferred Stock. As used herein, the term "Conversion Price" shall mean, for any share of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock at any time, the Initial Conversion Price for such share as adjusted from time to time pursuant to the provisions of this Section 5.

                     (ii) Each share of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall automatically be converted into such number of fully paid and nonassessable shares of Common Stock at the then effective Conversion Price for the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, respectively, immediately upon the closing of the issuance of shares following the effectiveness of a registration statement (other than a registration statement with respect to any securities offered pursuant to any employee purchase, savings, option, bonus, appreciation, profit sharing, thrift, incentive or similar plan of the corporation) under the Securities Act of 1933, as amended, covering a firm commitment, underwritten public offering of any of this corporation's Common Stock at an aggregate price to the public exceeding $10,000,000 in cash, provided that the price per share at which the Common Stock is offered is at least $8.00.

              (b) Mechanics of Conversion. Before any holder of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this corporation or of any transfer agent for the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, and shall give written notice by mail, postage prepaid, to this corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. This corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, or to the nominee or nominees thereof, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, to be converted, and the person or persons entitled to receive the shares of





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       Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of shares of Common Stock on such date.

              (c) Conversion Price Adjustments of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock. The Conversion Price of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock shall be subject to adjustment from time to time as follows:

                     (i)(A) If this corporation shall issue any Additional Stock (as defined in subsection (ii) of this subsection (c) of this Section 5) without consideration or for a consideration per share less than the Conversion Price for the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, in effect immediately prior to the issuance of such Additional Stock, the Conversion Price for the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, in effect immediately prior to each such issuance shall forthwith (except as otherwise provided in this clause (i)) be reduced, as of the opening of business on the date of such issue or sale, to a new Conversion Price which:

                     (1) in the case of Series A Preferred Stock, shall be a price equal to the quotient obtained by dividing the total computed under clause (X) below by the total computed under clause (Y) below as follows:

                            (X)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of Series A Preferred Stock sold to date, plus

                                   (ii)  the aggregate consideration, if any,
                                   received by this corporation for all
                                   Additional Stock issued since the Original
                                   Issue Date of the Series A Preferred Stock;

                            (Y)    an amount equal to the sum of

                                   (i)  the aggregate purchase price of all
                                   shares of the Series A Preferred Stock,
                                   divided by the Initial Conversion Price for the Series A Preferred Stock on the Original Issue Date thereof (or such higher or lower Initial Conversion Price as results from the application of subparagraphs (c)(iii) and
                                   (iv) of this Section 5), plus

                                   (ii)  the number of shares of Additional
                                   Stock issued since such Original Issue Date
                                   (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the





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                                   application of subparagraphs (c)(iii) and
                                   (iv) of this Section 5);

                     (2) in the case of the Series B Preferred Stock, shall be a price equal to the quotient obtained by dividing the total computed under clause (X) below by the total computed under clause (Y) below as follows:

                            (X)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of Series B Preferred Stock sold to date, plus

                                   (ii)  the aggregate consideration, if any,
                                   received by this corporation for all
                                   Additional Stock issued since the Original
                                   Issue Date of the Series B Preferred Stock;

                            (Y)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of the Series B Preferred Stock,
                                   divided by the Initial Conversion Price for the Series B Preferred Stock on the Original Issue Date thereof (or such higher or lower Initial Conversion Price as results from the application of subparagraphs (c)(iii) and
                                   (iv) of this Section 5), plus

                                   (ii)  the number of shares of Additional
                                   Stock issued since such Original Issue Date
                                   (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of subparagraphs (c)(iii) and (iv) of this
                                   Section 5);

                     (3) in the case of Series C Preferred Stock, shall be a price equal to the quotient obtained by dividing the total computed under clause (X) below by the total computed under clause (Y) below as follows:

                            (X)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of Series C Preferred Stock sold to date, plus

                                   (ii)  the aggregate consideration, if any,
                                   received by this corporation for all
                                   Additional Stock issued since the Original
                                   Issue Date of the Series C Preferred Stock;





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                            (Y)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of the Series C Preferred Stock,
                                   divided by the Initial Conversion Price for the Series C Preferred Stock on the Original Issue Date thereof (or such higher or lower Initial Conversion Price as results from the application of subparagraphs (c)(iii) and
                                   (iv) of this Section 5), plus

                                   (ii)  the number of shares of Additional
                                   Stock issued since such Original Issue Date
                                   (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of subparagraphs (c)(iii) and (iv) of this
                                   Section 5);

                     (4) in the case of Series D Preferred Stock, shall be a price equal to the quotient obtained by dividing the total computed under clause (X) below by the total computed under clause (Y) below as follows:

                            (X)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of Series D Preferred Stock sold to date, plus

                                   (ii)  the aggregate consideration, if any,
                                   received by this corporation for all
                                   Additional Stock issued since the Original
                                   Issue Date of the Series D Preferred Stock;

                            (Y)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of the Series D Preferred Stock,
                                   divided by the Initial Conversion Price for the Series D Preferred Stock on the Original Issue Date thereof (or such higher or lower Initial Conversion Price as results from the application of subparagraphs (c)(iii) and
                                   (iv) of this Section 5), plus

                                   (ii)  the number of shares of Additional
                                   Stock issued since such Original Issue Date
                                   (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of subparagraphs (c)(iii) and (iv) of this
                                   Section 5);





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                     (5)    in the case of Series E Preferred Stock, shall be a
                     price equal to the quotient obtained by dividing the total computed under clause (X) below by the total computed under clause (Y) below as follows:

                            (X)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of Series E Preferred Stock sold to date, plus

                                   (ii)  the aggregate consideration, if any,
                                   received by this corporation for all
                                   Additional Stock issued since the Original
                                   Issue Date of the Series E Preferred Stock;

                            (Y)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of the Series E Preferred Stock,
                                   divided by the Initial Conversion Price for the Series E Preferred Stock on the Original Issue Date thereof (or such higher or lower Initial Conversion Price as results from the application of subparagraphs (c)(iii) and
                                   (iv) of this Section 5), plus

                                   (ii)  the number of shares of Additional
                                   Stock issued since such Original Issue Date
                                   (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of subparagraphs (c)(iii) and (iv) of this
                                   Section 5); and

                     (6) in the case of Series F Preferred Stock, shall be a price equal to the quotient obtained by dividing the total computed under clause (X) below by the total computed under clause (Y) below as follows:

                            (X)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of Series F Preferred Stock sold to date, plus

                                   (ii)  the aggregate consideration, if any,
                                   received by this corporation for all
                                   Additional Stock issued since the Original
                                   Issue Date of the Series F Preferred Stock;





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                            (Y)    an amount equal to the sum of

                                   (i)     the aggregate purchase price of all
                                   shares of the Series F Preferred Stock,
                                   divided by the Initial Conversion Price for the Series F Preferred Stock on the Original Issue Date thereof (or such higher or lower Initial Conversion Price as results from the application of subparagraphs (c)(iii) and
                                   (iv) of this Section 5), plus

                                   (ii)  the number of shares of Additional
                                   Stock issued since such Original Issue Date
                                   (increased or decreased to the extent that the number of such shares of Additional Stock shall have been increased or decreased as the result of the application of subparagraphs (c)(iii) and (iv) of this
                                   Section 5).

                     (B) No adjustment of the Conversion Price for the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, shall be made in an amount less than one cent per share, and (except to the limited extent provided for in subparagraphs (c)(i)(E)(y),
                     (c)(i)(E)(z) and (c)(iv) of this Section 5) no adjustment of such Conversion Price shall have the effect of increasing the Conversion Price above the Conversion Price in effect immediately prior to such adjustment.

                     (C) In the case of the issuance of Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                     (D) In the case of the issuance of the Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors irrespective of any accounting treatment.

                     (E) In the case of the issuance of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities (which are not excluded in the definition of Additional Stock):

                            (w) the aggregate maximum number of shares of Common Stock deliverable upon exercise of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subparagraphs
                            (c)(i)(C) and (c)(i)(D) of this Section 5), if any, received by this corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                            (x) the aggregate maximum number of shares of Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the corporation upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subparagraphs (c)(i)(C) and (c)(i)(D) of this
                            Section 5);

                            (y) on any change in the number of shares of Common Stock deliverable upon exercise of such options or rights or conversion of or exchange for such convertible or exchangeable securities (excluding a change resulting from any antidilution provisions thereof), the Conversion Price as then in effect shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities not converted prior to such change or options or rights related to such securities not converted prior to such change been made upon the basis of such change, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise of any such options or rights or the conversion or exchange of such securities;

                            (z) on the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price shall forthwith be readjusted to such Conversion Price as would have obtained had the adjustment made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                     (ii) "Additional Stock" shall mean any shares of Common Stock issued (or deemed to have been issued pursuant to subparagraph (c)(i)(E) of this Section 5) by this corporation after the Original Issue Date of the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, other than:

                     (A) Common Stock issued pursuant to a transaction described in Section 5 (c)(iii) hereof;

                     (B) An additional 122,753 shares of Series E Preferred Stock issued pursuant to a stock split effected on March 29, 1995;

                     (C) Common Stock first issued after March 31, 1996, or options outstanding on or first issued after March 31, 1996, to officers, directors, employees or consultants of this corporation, whether directly or pursuant to the exercise of options, on terms which shall have been approved by the Company's Board of Directors;

                     (D) Series C Preferred Stock issuable upon exercise of an outstanding warrant to purchase 6,400 shares of Series C Preferred Stock and Series D Preferred Stock issuable upon exercise of outstanding warrants to purchase an aggregate of 24,992 shares of Series D Preferred Stock;

                     (E) Shares of Series E Preferred Stock and shares of Common Stock issuable upon exercise of options to purchase Common Stock issued to stockholders and holders of options of Diamond Animal Health, Inc., up to an aggregate of 1,020,000 shares;

                     (F) With respect to the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, Common Stock issued or issuable upon conversion of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, respectively; and

                     (G) Any shares of capital stock issued as a dividend or distribution on Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock;

                     (H) Any shares of Common Stock issued, issuable or, pursuant to Section 5 (c)(i)(E), deemed to be issued, if the holders of a majority of the outstanding Preferred Stock, voting together on an as-converted basis, agree in writing that such shares shall not constitute Additional Stock; or

                     (I) By way of dividend or distribution on shares of Common Stock excluded from the definition of Additional Stock by the foregoing clauses (A) through (H) or this clause (I).

                     (J) Shares of Series E Preferred Stock and shares of Common Stock issuable upon the conversion of such Series E Preferred Stock issued in connection with the acquisition of Bloxham Laboratories Limited, up to an aggregate of 54,000 shares.

                     (iii) If the number of shares of Common Stock outstanding at any time after the Original Issue Date of the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price for the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each such share of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, shall be increased in proportion to such increase of outstanding shares of Common Stock.

                     (iv) If the number of shares of Common Stock outstanding at any time after the Original Issue Date of the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Conversion Price for the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each such share of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

              (d) Other Distributions. In the event this corporation shall at any time after the Original Issue Date of the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, declare a distribution payable in securities of other persons, evidences of indebtedness issued by this corporation or other persons, assets or options or rights not referred to in Section 5 (c)(iii) hereof, then, in each such case, the holders of the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, as the case may be, shall be entitled to the distributions provided for in Section 3 hereof, and no adjustment to the Conversion Price provided for in this Section 5 shall be applicable.

              (e) No Impairment. This corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock against impairment.

              (f)  No Fractional Shares and Certificate as to Adjustments.

                     (i) No fractional shares shall be issuable upon conversion, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share.

                     (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 5, this corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and cause independent public accountants selected by this corporation to verify such computation and prepare and furnish to each holder of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock affected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This corporation shall, upon the written request at any time of any holder of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment or readjustment, (B) the Conversion Price at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of his shares.

              (g) Notices of Record Date. In the event of any taking by this corporation of a record of the holders of any class or series of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this corporation shall mail to each holder of Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, at least 20 days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

              (h) Reservation of Common Stock issuable Upon Conversion. This corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A, Series B, Series C, Series D,

       Series E and Series F Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A, Series B, Series C, Series D, Series E and Series F Preferred Stock, this corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (i)  Notices.  Any notice required by the provisions of this
       Section 5 to be given to the holders of shares of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of this corporation.

       6.     Voting Rights.

              (a) Except as otherwise required by law or by Sections 6(b) or 7 hereof, the holders of Preferred Stock and the holders of Common Stock shall be entitled to notice of any stockholders' meeting and to vote together as a class upon any matter submitted to stockholders for a vote. In any matter submitted to stockholders for a vote, each share of Common Stock issued and outstanding shall have one vote and each holder of shares of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's Preferred Stock is convertible, as adjusted from time to time pursuant to Section 5 hereof, at the record date for determination of the stockholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

              (b) So long as not fewer than 2,000,000 shares of Series A, Series B, Series C and Series D Preferred Stock (as adjusted for stock dividends, stock splits, stock combinations or the like, but excluding, for purposes of this calculation, any shares of Common Stock issued upon conversion of the outstanding Series A, Series B, Series C and Series D Preferred Stock) are outstanding, the holders of the Series A, Series B, Series C and Series D Preferred Stock, voting as a separate class, shall be entitled to elect one director of the corporation.

              (c) So long as not fewer than 2,000,000 shares of Series E Preferred Stock (as adjusted for stock dividends, stock splits, stock combinations or the like, but excluding, for purposes of this calculation, any shares of Common Stock issued upon conversion of the outstanding Series E Preferred Stock) are outstanding, the holders of the Series E Preferred Stock, voting as a separate class, shall be entitled to elect one director of the corporation.

              (d) So long as not fewer than 2,000,000 shares of Series F Preferred Stock (as adjusted for stock dividends, stock splits, stock combinations or the like, but excluding, for purposes of this calculation, any shares of Common Stock issued upon conversion of the outstanding Series F

       Preferred Stock) are outstanding, the holders of the Series F Preferred Stock, voting as a separate class, shall be entitled to elect one director of the corporation.

              7. Protective Provisions. This corporation shall not, without first obtaining the approval (by vote or written consent, as provided by law) of (a) the holders of at least a majority of the Series A, Series B, Series C and Series D Preferred Stock voting together as a separate class, (b) the holders of at least a majority of the outstanding Series E Preferred Stock voting as a separate class, and (c) the holders of at least a majority of the outstanding Series F Preferred Stock voting as a separate class:

                     (i) sell, convey or otherwise dispose of all or substantially all of its property or business;

                     (ii) merge into or consolidate with any other corporation (other than a wholly owned subsidiary corporation);

                     (iii) amend or repeal any provision of, or add any provision to, this Certificate of Incorporation if such action would alter or change the rights, preferences and privileges of the Preferred Stock in a material and adverse manner;

                     (iv) increase the authorized number of shares of Preferred Stock or any series of Preferred Stock; or

                     (v) create any new class or series of stock having a preference over the Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock with respect to voting, dividends or upon liquidation.

              8. Status of Converted or Redeemed Stock. In case any shares of Series A, Series B, Series C, Series D, Series E or Series F Preferred Stock shall be converted pursuant to Section 5 hereof, the shares so converted shall resume the status of authorized but unissued shares of Preferred Stock.


                                   ARTICLE V

       The corporation is to have perpetual existence.

                                   ARTICLE VI

       In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

       A. Amendment. The board of directors of the corporation is expressly authorized, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the Bylaws of the corporation.

       B. Elections. Elections of directors need not be by written ballot unless the Bylaws of the corporation shall so provide.

       C. Corporate Records. The books of the corporation may be kept at such place within or without the State of Delaware as the bylaws of the corporation may provide or as may be designated from time to time by the board of directors of the corporation.


                                  ARTICLE VII

       Whenever a compromise or arrangement is proposed between the corporation and its creditors or any class of them and/or between the corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the corporation or of any creditor or stockholder thereof or on the application of any receivers appointed for the corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of the corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority, in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the corporation, as the case may be, and also on the corporation.

                                  ARTICLE VIII

       A. Limitation on Liability. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the corporation and its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

       B. Indemnification. The corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under Delaware law.

       C. Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

       D. Repeal and Modification. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection of any director, officer, employee or agent of the corporation existing at the time of such repeal or modification.

       E. Vote Required to Amend or Repeal. The amendment or repeal of this Article VIII shall require the approval of the holders of shares representing at least sixty six and two-thirds percent (66-2/3%) of the shares of the corporation entitled to vote in the election of directors, voting as one class.


                                   ARTICLE IX

       The corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

                                   * * * * *

              Four: This Restated Certificate of Incorporation was duly adopted by the Board of Directors of this corporation.

              Five: This Restated Certificate of Incorporation was duly adopted by written consent of the sole stockholder of the corporation in accordance with Sections 245 and 242 of the General Corporation Law of the State of Delaware and written notice of such action has been given as provided in Section 228.

       IN WITNESS WHEREOF, Heska Merger Corporation has caused this certificate to be signed by its President and Chief Executive Officer and Secretary this __th day of April, 1997.





                                                  ------------------------------
                                                  Fred M.Schwarzer
                                                  President and Chief Executive
                                                  Officer



                                                  ------------------------------
                                                  Deborah E. Robbins
                                                  Secretary